Exhibit 99.5

CINERGY CORP.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS — 2004

(unaudited)

	Q1	Q2	Total
Regulated Businesses
EPS As Reported	$0.44	$0.19	$0.63
Special Items:
CIN-10 Implementation Costs	—	0.03	0.03
EPS Adjusted	$0.44	$0.22	$0.66

Commercial Businesses
EPS As Reported	$0.25	$0.17	$0.42
Special Items:
CIN-10 Implementation Costs and Other Charges	—	0.04	0.04
Mark-to-Market Effect on Asset Hedges	(0.05)	0.02	(0.03)
EPS Adjusted	$0.20	$0.23	$0.43

Power Technology & Infrastructure Services
EPS As Reported	$(0.12)	$(0.04)	$(0.16)
Special Items:
Impairment Writedowns and
Other Charges	0.11	0.02	0.13
EPS Adjusted	$(0.01)	$(0.02)	$(0.03)

Cinergy Corp.
EPS As Reported	$0.57	$0.32	$0.89
Special Items	0.06	0.11	0.17
EPS Adjusted	$0.63	$0.43	$1.06

For 2004, the Regulated and Commercial segments have each been restated from prior presentations to reflect the reclassification of PSI’s off-system sales from the Commercial Businesses to the Regulated Businesses.